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                                                                   Exhibit 3.5B

                                     BY-LAWS

                                       OF

                          CAMERON OFFICE PRODUCTS, INC.

ARTICLE FIRST

                                    DIRECTORS

            Section 1. Number. The property, affairs and business of the corporation shall be managed by a Board of Directors which shall consist of such number of persons, not less than three, as the stockholders having voting power may at the annual or a special meeting in lieu of the annual meeting of stockholders determine and elect, provided however that the number of directors may be less than three but not less than two whenever there shall be two stockholders, and not less than one whenever

                  a.    there shall be a single stockholder, or
                  b.    the corporation shall not have issued any of its shares

If a vacancy or vacancies shall occur, for any reason, in the membership of the Board, other than through removal by stockholder action, at any time when a stockholders meeting is not in session, the remaining directors or director may, quorum requirements notwithstanding, elect a successor or successors, to hold office until the next annual meeting of stockholders and until their successors are elected.

            Section 2. Increase or Decrease. The stockholders of the corporation may increase or decrease at any meeting the number of directors within the limits provided in Section 1 above. If the number of directors be increased, the additional directors shall be elected by the stockholders at the meeting authorizing the increase. If the number of directors be decreased the decrease shall become effective to the extent made possible by vacancies in the office of director or by resignations and no director may be removed solely for the purpose of effecting such decrease.

            Section 3. Removal. Directors may be removed from office with cause by the Board of Directors or with or without cause by the stockholders at a meeting called at least in part for the purpose of considering removal, upon the affirmative vote of a majority in interest of the stock or class of stock entitled to vote upon the election of the director or directors proposed to be removed, as the case may be, unless other provisions shall be made in Article ELEVENTH hereof. Removal may be effected with cause only after reasonable notice to each director proposed to be removed and the opportunity to be heard by the body proposing removal.

            Section 4. Term of Office. The term of office of a director elected at the annual meeting of the stockholders shall be one year: provided, however, that he shall hold his office until his successor shall be elected and qualified. A director elected by the stockholders at other than the annual meeting of
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stockholders shall hold office until the next annual meeting of stockholders and the election and qualification of his successor.

            Section 5. Meetings. The Board or Directors shall meet at the principal office of the corporation or at such other place within the United States as may from time to time be fixed by resolution of the Board or as may be specified in the notice of the meeting. Regular meetings of the Board of Directors shall be held at such time as the Board may by resolution fix; special meetings may be held at any time upon the call of the President or a Vice President or the Clerk, or of any two directors, by written (including telegraphic) notice specifying the date, place and hour (but not necessarily the purpose) of the meeting served on or sent or mailed to each director not less than two days before the meeting.

            An annual meeting of the Board of Directors may be held without notice immediately after the annual meeting of stockholders. Notice need not be given of any regularly scheduled meeting of the Board. Notice of a meeting need not be given to a director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting; notice need not be given to any director attending a meeting without protesting the lack of notice prior to or at the commencement of the meeting.

            The members of the Board of Directors or of any Committee designated by said Board of Directors may participate in a meeting of the Board or of any such Committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

            Section 6. Committees. The Board of Directors may elect from the Board an Executive Committee or other committee or committees which shall have and exercise such powers of the Board as may be permitted by law and as shall be conferred upon such committee by the Board. A majority of any such committee may fix the time and place of its meetings and approve any action as the act of the committee, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to fill vacancies in, change the membership of, or discharge any such committee.

            Section 7. Management. The Board of Directors shall have the entire charge, control and management of the corporation and its property and business and may exercise all or any of its powers. Among other things the Board may, unless otherwise provided in Article ELEVENTH hereof, (1) authorize the issuance of the shares of the corporation from time to time in its discretion for such considerations as the Board shall determine and as may be permitted by law; (2) determine the amounts to be distributed as dividends; (3) appoint and at its discretion remove or suspend such subordinate officers, agents and employees as it from time to time thinks fit, determine their duties, and


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fix and, from time to time as it sees fit, change their salaries and compensation; (4) appoint any officer, permanently or temporarily as it sees fit, to have the powers and perform the duties of any other officer; (5) appoint any persons to be agents of the corporation (with the power to sub-delegate) upon such terms as it sees fit; and (6) appoint any person or persons to accept and hold in trust for the corporation any property belonging to the corporation or in which it is interested and cause such instruments to be executed, and do and cause to be done such things as it may deem requisite, in relation to any such trust.

            Section 8. Quorum and Voting. Unless otherwise provided in Article ELEVENTH hereof, a majority of the members of the Board of Directors acting at a meeting duly assembled, shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at a meeting at which a quorum exists shall be the act of the Board of Directors. If at any meeting of the Board of Directors, a quorum shall not be present, a majority of the directors present may adjourn the meeting, without further notice, from time to time until a quorum shall have been obtained.

            Section 9. Class Voting. Whenever the Board of Directors shall consist of directors elected by two or more classes of stockholders having voting rights, a quorum at all meetings of directors, unless the Articles of Organization or the provisions of Article ELEVENTH hereof otherwise provide, shall, Section 8 above notwithstanding, consist of a majority of the directors then in office of each class, and the vote of a majority of the directors of each class present at a meeting at which a quorum is had shall be required to approve any matter before the Board: provided, however, that with respect to the filling of vacancies among the directors of any class whether arising from death, resignation, removal, or an increase in the membership of the Board, such vacancy shall be filled by the remaining director or directors of that class, a majority of the votes cast by the directors of that class shall be sufficient to elect, and, for the purpose of such election, the presence of a majority of the directors of that class in office at the time of such election shall constitute a quorum.

            Section 10. Chairman. The directors may elect from their number a Chairman of the Board who shall preside at all meetings of the Board of Directors and may have such additional powers and responsibilities, executive or otherwise, as may from time to time be vested in him by resolution of the Board of Directors.

            Section 11. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if a written consent


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thereto is signed by all members of the Board, and such written consent is filed with the records of proceedings of the Board.

ARTICLE SECOND

                                    OFFICERS

            Section 1. General. The Board of Directors, as soon as may be after its election in each year, shall elect a President, a Clerk and a Treasurer, and from time to time may appoint one or more Vice Presidents and such Assistant Clerks, Assistant Treasurers and such other officers, including a Secretary to the Board of Directors, agents and employees as it may deem proper. The President may but need not be chosen from among the directors.

            Section 2. Term of Office. The term of office of all officers shall be one year and until their respective successors are elected and qualify, but any officer may at any time be removed from office, with or without cause, as provided by law, by the affirmative vote of a majority of the members of the Board of Directors then in office at a meeting called for the purpose unless otherwise provided in Article ELEVENTH hereof. If removal of any officer be proposed for cause, reasonable notice shall be provided such officer and he shall be provided an opportunity to be heard by the Board. A vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors.

            Section 3. President. The President when present shall preside at all meetings of the stockholders and, if a director, unless a Chairman of the Board has been appointed and is present, at all meetings of the Board of Directors. He shall, unless otherwise provided in Article ELEVENTH hereof, be the chief executive officer of the corporation and shall have general operating charge of its business. As soon as reasonably possible after the close of each fiscal year, he shall submit to the Board a report of the operations of the corporation for such year and a statement of its affairs, and shall from time to time report to the Board all matters within his knowledge which the interests of the corporation may require to be brought to its notice. The President shall perform such duties and have such powers additional to the foregoing as the Board may designate.

            Section 4. Vice President. In the absence or disability of the President, his powers and duties shall be performed by the Vice President, if only one, or, if more than one, by the Vice President designated for the purpose by the Board. Each Vice President shall have such other powers and perform such other duties as the Board shall from time to time designate.


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            Section 5. Treasurer. The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositaries as shall be authorized by the Board. He shall disburse the funds of the corporation as ordered by the Board, taking proper vouchers for such disbursements. He shall promptly render to the President and to the Board such statements of his transactions and accounts as the President and Board respectively may from time to time require. If required by the Board he shall give bond in such amount, with such security and in such form as the Board shall determine. The Treasurer shall perform such duties and have such powers additional to the foregoing as the Board may designate.

            Section 6. Assistant Treasurer. In the absence or disability of the Treasurer, his powers and duties shall be performed by the Assistant Treasurer, if only one, or, if more than one, by the one designated for the purpose by the Board. Each Assistant Treasurer shall have such other powers and perform such other duties as the Board shall from time to time designate.

            Section 7. Clerk. The Clerk shall, unless the corporation has designated a Resident Agent in the manner provided by law, be a resident of the Commonwealth of Massachusetts. It shall be his duty to record in books kept for the purpose all votes and proceedings of the stockholders and, if there be no Secretary, of the Board of Directors. Unless the Board of Directors shall appoint a transfer agent and/or registrar or other officer or officers for the purpose, the Clerk shall be charged with the duty of keeping, or causing to be kept, accurate records of all stock outstanding, stock certificates issued, and stock transfers; subject to such other or different rules as shall be adopted from time to time by the Board, such records may be kept solely in the stock certificate books. The Clerk shall perform such duties and have such powers additional to the foregoing as the Board shall designate. The Assistant Clerk, if one be elected or appointed shall perform the duties of the Clerk during the Clerk's absence as well as such other duties as may be assigned to him by the Board. In the absence of the Clerk or Assistant Clerk at any meeting of stockholders or, if there be no Secretary, of the directors, a Clerk pro tempore shall be chosen by the meeting to perform the duties of the Clerk thereat.

            Section 8. Secretary. The Secretary, if there be one, shall attend all meetings of the Board of Directors and shall record the proceedings thereat in books provided for the purpose.


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            Section 9. Resignation. Any officer and any director may resign at any time by delivering his resignation to the corporation at its principal office or to the President, Clerk or Secretary. Such resignation shall be effective at the time or upon the happening of the condition, if any, specified therein or, if no such time or condition shall be specified, upon its receipt.

            Section 10. Voting of Corporation Securities. Unless otherwise ordered by the Board of Directors, the President or the Treasurer shall have full power and authority in the name and behalf of the corporation to waive notice of, to attend, act and to vote at, and to appoint any person or persons to act as proxy or attorney-in-fact for this corporation at, any meeting of stockholders or security holders of any other corporations or organization the securities of which are held by the corporation, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities, which, as the owner thereof the corporation may possess and exercise. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.

ARTICLE THIRD

                                  STOCKHOLDERS

            Section 1. Meetings. The annual meeting of the stockholders of the
corporation shall be held at the office of the corporation,           ,
          , or at such other place within the Commonwealth of Massachusetts or elsewhere within the United States of America as the Board of Directors shall fix, or in the absence of any such designation, such place as may be designated by the Clerk in the notice of the meeting or the place to which any annual meeting shall be adjourned, on the first Tuesday of February at eleven o'clock in the fore noon in each year to elect a Board of Directors, to hear the reports of the officers, and to transact other business. If the day fixed for the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day not a legal holiday. No change may be made in the date fixed herein for the annual meeting within sixty days of such date and notice of any such change shall be given the stockholders entitled to notice of the meeting at least twenty days before the new date fixed for such meeting. If the election of directors shall not be held on the day herein designated for an annual meeting, or at an adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as conveniently may be. At such special meeting the stockholders may elect the directors and transact other business with the same force and effect as at an annual meeting duly called and held.


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            Section 2. Closing of Transfer Books. The Board of Directors may in
its discretion fix a date not less than ten days nor more than sixty days prior to the date of any annual or special meeting of stockholders or prior to the payment of any dividend or the making of any other distribution as the record date for determining stockholders having the right to notice of and to vote at such meeting or any adjournment thereof, or the right to receive such dividend or distribution. In lieu of fixing such record date, the Board may, subject to the limitations herein provided, order the closing of the stock transfer records of the corporation for such purposes. The holders of record of shares of the corporation on such record date or on the date of closing the stock transfer records shall, if a dividend or distribution be declared, have the sole right to receive such dividend or distribution, or, if such shares have a voting right, the sole right to receive notice of, attend and vote at such meeting.

            Section 3. Special Meetings. Special meetings of the stockholders may be called by the resident or by the directors, and shall be called by the Clerk, or in the event of his death, absence, incapacity or refusal by any other officer, upon the written application of one or more stockholders who hold at least one tenth in interest of the stock entitled to vote thereat. Notice shall be given in the manner set forth in Section 4 below and shall state the time, place and purpose of the meeting. Special meetings shall be held at the office of the Corporation in _________, Massachusetts, or at such other place within the Commonwealth of Massachusetts or elsewhere within the United States of America, as the directors may fix, or, if the meeting is called upon the application of stockholders, at such place as shall be stated in the Application therefor, or the place to which such meeting may be adjourned: provided, however, that a special meeting may be held at any place approved in writing by every stockholder entitled to notice of the meeting or at which every stockholder entitled to such notice shall be present and represented at the date and time of the meeting.

            Section 4. Notice of Meetings. Written notice of the place, date and hour, and specifying the purpose of every meeting of stockholders, shall be given by the Clerk or by any other officer designated by the directors or these By-Laws, at least seven days before the meeting, to each stockholder entitled to vote thereat. If a special meeting is called upon written stockholder application and the Clerk shall be unable or shall refuse to give notice thereof, notice may be given by any other officer of the corporation. Such notice may be delivered in hand to each stockholder entitled to notice, at his residence or usual place of business or mailed to him, postage prepaid, addressed to his address as it appears in the records of the corporation. No


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notice of any meeting need be given a stockholder if a written waiver of notice executed before or after the meeting by the stockholder, or his attorney thereunto authorized, if filed with the records of the meeting, and, if notice of a special meeting shall be waived by all stockholders entitled to notice thereof, no call of such special meeting shall be required.

            Section 5. Quorum. At all meetings of stockholders unless otherwise provided in Article ELEVENTH hereof a quorum for the transaction of any business shall consist of the holders of record, present in person or by proxy, of a majority in interest of all of the issued and outstanding shares of the stock of the corporation entitled to vote thereon.

            Section 6. Action Without Meeting. Any action required or permitted at any meeting of the stockholders, including the election of directors or officers, may be taken without a meeting if a written consent thereto is signed by the holders of all of the issued and outstanding capital stock entitled to vote at such meeting and such written consent is filed with the records of the meetings of stockholders.

            Section 7. Voting. Except as otherwise provided by law or by the Articles of Organization every stockholder entitled to vote at a meeting of stockholders shall have one vote for each share of stock having the right to vote at such meeting held by him and registered in his name on the books of the corporation at the time of the meeting or at the record date fixed by the directors for the determination of stockholders entitled to vote thereat, if such date be fixed. Stockholders may vote in person or by proxy in writing filed with the Clerk at the meeting. No proxy dated more than six months before the meeting named therein shall be accepted, and no such proxy shall be valid after the adjournment of the meeting. Except as otherwise required by law, by the Articles of Organization or by Article ELEVENTH hereof, any matter coming before any meeting of the stockholders shall be adopted as the act and deed of the stockholders if approved by a majority in interest of the stock issued, outstanding and entitled to vote thereon, present or represented at the meeting, a quorum being present: provided, however, that at all elections of directors and officers a plurality of the votes cast for any nominee or nominees shall elect. No ballot shall be required for election of a director or officer unless requested by the holder of one or more shares entitled to vote thereon or his representative.

            Section 8. Class Voting. Unless the Articles of Organization or the provision of Article ELEVENTH hereof shall otherwise provide, whenever the issued and outstanding shares of the corporation shall consist of shares of two or more classes having a voting right, a quorum at all meetings


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of stockholders shall, Section 5 above notwithstanding, with respect to any matter, including the election of directors, on which such two or more classes shall be entitled to vote as a separate class, consist of a majority in interest of the issued and outstanding stock of each such class; voting on such matter shall be had by class, and approval of action thereon as the act of the stockholders of the corporation, shall require the vote of a majority in interest of the issued and outstanding stock of each class present or represented at the meeting and entitled to vote thereat: provided, however, that in the matter of election of directors elected by a particular class of shares a quorum shall consist of a majority in interest of the issued and outstanding stock of that class and a plurality of the votes cast by the holders of such stock at a meeting at which such quorum is present shall elect.

ARTICLE FOURTH

                                  CAPITAL STOCK

            Section 1. Stock Certificates. Each stockholder shall be entitled to a certificate or certificates in such form as the Board shall adopt, stating the number of shares and the class thereof held by him, and the designation of the series thereof, if any. Each certificate of stock shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer; the signatures of such officers may be facsimiles if the certificate is signed by a transfer agent or registrar, other than a director, officer or employee of the corporation. If any officer who has signed or whose facsimile signature has been placed on any such certificate shall have ceased to be such officer before such certificate is issued, the certificate may be issued by the corporation with the same effect as if he were such officer at the time of issue. Every certificate issued for shares of stock subject to a restriction or transfer pursuant to the Articles of Organization, these By-Laws or any agreement to which the corporation is a party, or issued while the corporation is authorized to issue more than one class of stock, shall have the full text of such restriction or the full text of the preferences, voting powers, qualifications and special and relative rights of the stock of each class and series authorized to be issued, as the case may be, set forth on the face or back of the certificate or, alternatively, shall contain the statement that the corporation will furnish a copy thereof to the holder of the certificate without charge upon written request.

            Section 2. Transfer. The stock of the corporation shall be transferable, so as to affect the rights of the corporation, after satisfaction of the provisions of the Articles of Organization, or other lawful provisions to which the corporation


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is a party, imposing a restriction upon transfer unless the same shall be waived by the Board of Directors by transfer recorded on the books of the corporation, in person or by duly authorized attorney, upon the surrender of the certificate or certificates properly endorsed or assigned.

            Section 3. Fractional Shares. Fractional shares of stock of any class may he issued. Fractional shares shall entitle the holder thereof to the voting and dividend rights and the right to participate in assets upon liquidation, and shall have and be subject to the preferences, qualifications, restrictions and special and relative rights, of the class of stock or series in which issued. In lieu of fractional shares, the corporation may issue scrip in registered or bearer form entitling the holder thereof to receive a certificate for a full share upon the surrender of scrip aggregating a full share. Any scrip issued by the corporation may be issued upon such terms and conditions and in such manner as the directors shall fix.

            Section 4. Equitable Interests. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person except as may be otherwise expressly provided by law.

            Section 5. Lost Certificates. The directors of the corporation may, from time to time, determine the conditions upon which a new certificate of stock may be issued in place of any certificate alleged to have been lost or destroyed. They may in their discretion require the owner of a lost or destroyed certificate, or his legal representative, to give a bond to the corporation with or without surety; surety if required shall be such as the directors deem sufficient to indemnify the corporation against any loss or claim which may arise by reason of the issue of a certificate in place of such lost or destroyed stock certificate.

ARTICLE FIFTH

                      MAINTENANCE AND INSPECTION OF RECORDS

            The corporation shall maintain in the Commonwealth of Massachusetts the original or attested copies of its Articles of Organization, By-Laws and records of all meetings of incorporators and stockholders, as well as its stock and transfer records which shall contain the names of all stockholders and the record address and amount of stock held by each. Such copies and records may be maintained at the principal office of the corporation or an office


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of its transfer agent or the office of the Clerk and shall be open at all reasonable times to the inspection of any stockholder for a proper purpose.

ARTICLE SIXTH

                   CHECKS, NOTES, DRAFTS AND OTHER INSTRUMENTS

            Checks, notes, drafts and other instruments for the payment of money drawn or endorsed in the name of the corporation may be signed by any officer or officers or person or persons authorized by the Board of Directors to sign the same. No officer or person shall sign any such instrument as aforesaid unless authorized by said Board to do so.

ARTICLE SEVENTH

                                      SEAL

            The seal of the corporation shall be circular in form, bearing the inscription Cameron Office Products, Inc., Incorporated Massachusetts, 1987. The Treasurer shall have custody of the seal and may affix it (as may any other officer if authorized by the directors) to any instrument requiring the corporate seal.

ARTICLE EIGHTH

                                   FISCAL YEAR

            The fiscal year of the corporation shall be the year ending with the 31st day of December in each year.

ARTICLE NINTH

                              CONTROL OVER BY-LAWS

            These By-Laws may be altered, amended or repealed and any new By-Laws adopted at any annual or special meeting of the stockholders by the affirmative vote of a majority of the shares of capital stock then issued outstanding and entitled to vote unless a greater proportion shall be required under the provision of Article ELEVENTH or by the affirmative vote of a majority of the Board of Directors at any meeting of the Board except with respect to any provision of the By-Laws which by law, the Articles of Organization and By-Laws themselves requires action by the stockholders, provided, however, that notice of a proposal to alter, amend or repeal these By-Laws or adopt new By-Laws shall be included in the notice of any meeting at which such alteration, amendment or repeal or adoption is considered and, provided further, that any alteration or repeal of these By-Laws or any new By-Laws adopted by the Board of Directors may be amended or repealed by the stockholders.


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ARTICLE TENTH

                         EFFECT OR PROVISIONS OF LAW AND
                            ARTICLES OF ORGANIZATION

            Each of the provisions of these By-Laws shall be subject to and controlled by any specific provisions of law or the Articles of Organization which relate to their subject matter, and shall also be subject to any exceptions, or more specific provisions, dealing with the subject matter, appearing elsewhere in these By-Laws as amended from time to time.

ARTICLE ELEVENTH

                 EXCEPTIONS, IF ANY, TO THE FOREGOING PROVISIONS
                                OF THESE BY-LAWS


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                  Amendment to By Laws dated November 11, 1997

            WHEREAS, the Corporation is the owner, directly or indirectly, of all of the outstanding capital stock of each of Copy Service and Supply, Inc., a North Carolina corporation, Office Furniture Concepts, Inc., a North Carolina corporation, Felco Office Systems, Inc., a Texas corporation, American Photocopy Equipment Company of Pittsburgh, Inc., a Delaware corporation, Berney, Inc., an Alabama corporation, Southern Copy Systems, Inc., an Alabama corporation, Conway Office Products, Inc., a New Hampshire corporation, Business Equipment Unlimited, Inc., a Maine corporation, Cameron Office Products, Inc., a Massachusetts corporation, Electronic Systems, Inc., a Virginia corporation, Southern Business Communications, Inc., a Georgia corporation, Quality Business Systems, Inc., a Washington corporation, and Duplicating Specialties, Inc., an Oregon corporation; and

            WHEREAS, the Board of Directors of the Corporation hereby deem it to be in the best interests of the Corporation that the Corporation, as the sole stockholder or the parent of the sole stockholder of each of the Subsidiaries, hereby amends each of the Subsidiaries' bylaws in order to provide more efficient and modern means for conducting the business of meetings for such Subsidiaries' stockholders and boards of directors; NOW, THEREFORE, BE IT

            RESOLVED, that the Corporation, as the sole stockholder of each of the Subsidiaries, hereby elects by written consent of sole stockholder to amend the Bylaws of each of the Subsidiaries to provide that any authorized person may call a meeting of the Board of Directors of such company upon 24 hours written notice (which notice may be given by facsimile transmission);

            FURTHER RESOLVED, that the Corporation, as the sole stockholder of each of the Subsidiaries, hereby elects by written consent of sole stockholder to amend the Bylaws of each of the Subsidiaries to provide that any meeting of the Board of Directors of such company may be held in person or by telephone;

            FURTHER RESOLVED, that the Corporation, as the sole stockholder of each of the Subsidiaries, hereby elects by written consent of sole stockholder to amend the Bylaws of each of the Subsidiaries to provide that any action of the stockholders of the Corporation may be taken by unanimous written consent except as otherwise required by law to be held at a meeting of the stockholders of such company; and

            FURTHER RESOLVED, that the Corporation hereby ratifies all actions previously taken by the officers of the Corporation in connection with the amendments to its Subsidiaries' Bylaws to comply with all the requirements and conditions in connection therewith, and all other actions taken incidental thereto.


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